Exhibit A

JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)(1)

          The undersigned acknowledge and agree that the foregoing statement of Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

Dated:  March 19, 2003

BIOTECHNOLOGY DEVELOPMENT FUND, L.P.

By:		BIOASIA INVESTMENTS, LLC
its General Partner

	By:	/s/ FRANK F.C. KUNG

Frank F.C. Kung
Managing Member

BIOTECHNOLOGY DEVELOPMENT FUND III, L.P.

By:		BIOASIA INVESTMENTS, LLC
its General Partner

	By:	/s/ FRANK F.C. KUNG

Frank F.C. Kung
Managing Member

BIOASIA INVESTMENTS, LLC

By:		/s/ FRANK F.C. KUNG

Frank F.C. Kung
Managing Member

By:		/s/ FRANK F.C. KUNG

Frank F.C. Kung

By:		/s/ ANSELM LEUNG

Anselm Leung

By:		/s/ EDGAR ENGLEMAN

Edgar Engleman